SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2011
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
¬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 13, 2011, BorgWarner Inc. (the “Company”) issued the press release attached to this Form 8-K as Exhibit 99.1 concerning its election to settle its 3.50% Convertible Senior Notes due 2012 in shares of the Company's common stock, as described in further detail under Item 8.01 below. The information contained in the Exhibit 99.1 is being furnished and is not “filed” with the Securities and Exchange Commission and is not incorporated by reference into any registration statement under the Securities Act of 1933.

Item 8.01.	Other Events.

On December 12, 2011, the Company notified The Bank of New York Mellon Trust Company, N.A. (the "Trustee") that for the period beginning on and including December 15, 2011, the Company will settle all conversions of its 3.50% Convertible Senior Notes due 2012 (the "Notes") by delivering solely shares of the Company's common stock to converting Noteholders. The Notes are governed by an Indenture dated September 23, 1999 between the Company and the Trustee (the "Indenture"), as supplemented by the Second Supplemental Indenture thereto, dated as of April 9, 2009 (the "Supplemental Indenture").
Pursuant to the Supplemental Indenture, on and after December 15, 2011, the Company will deliver to each converting Noteholder a number of shares of the Company's common stock equal to (1)(i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate (as defined in the Supplemental Indenture). The company intends use treasury shares to satisfy its settlement obligation pursuant to this election.
The Notes mature on April 15, 2012.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8‑K:

	99.1	Press Release dated December 13, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: December 13, 2011	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated December 13, 2011.